Exhibit 10.27

AMENDED AND RESTATED

DB SERP FOR MANAGEMENT

COMMITTEE MEMBERS

OF DOMTAR

As in effect on March 7, 2007,

amended and restated on October 1, 2012, July 30, 2013

and further on January 1st, 2015

Table of Contents

1. Introduction	1

2. Definitions	1

3. Normal Retirement	7

4. Early Retirement	8

5. Deferral of Early Retirement Pension	8

6. Non-Vested Termination of Employment	8

7. Vested Termination	8

8. Normal Form of Pension	9

9. Optional Forms of Pension	9

10. Death Before Commencement of Pension Payments	10

11. Death After Commencement of Pension Payments	10

12. Disability	10

13. Administration	11

14. Funding	11

15. Non-Alienation of Benefits	13

16. Conflicts or Inconsistencies	14

17. Amendments	14

18. General Provisions	14

Appendix

1.	Introduction

1.1	The present document constitutes the DB SERP for Management Committee Members of Domtar, hereinafter called the “DB SERP”.

1.2	The purpose of the DB SERP is to provide members of the Management Committee of the Company with additional retirement benefits in excess of those that may be payable in accordance with the provisions of the Base Plans and of the DC SERP, as defined below.

2.	Definitions

2.1	Accrued Pension: at any date, the lesser of (a) and (b) defined below:

a)	two percent (2%) of the Best Average Earnings on such date multiplied by the number of years of Credited Service on such date;

b)	fifty percent (50%) of the Best Average Earnings on such date.

2.2	Actuarial Equivalent:

a)	For a Member employed in Canada: Actuarial Equivalent Value as defined under the Base Canadian Pension Plan;

b)	For a Member employed in the United States: Actuarial Equivalent as defined under the Base U.S. Pension Plan.

c)	For a Member employed in both Canada and the United States: subject to Section 2.28, with respect to benefits or deemed benefits under the Base Canadian Pension Plan, Actuarial Equivalent Value as defined in the Base Canadian Pension Plan and with respect to benefits or deemed benefits under the Base U.S. Pension Plan, Actuarial Equivalent as defined in the Base U.S. Pension Plan

2.3	Base Canadian Pension Plan: the Domtar Pension Plan for Non-Negotiated Employees, as may be amended from time to time.

2.4	Base Plans: subject to Section 2.28,

a)	For a Member employed in Canada: the Base Canadian Pension Plan;

b)	For a Member employed in the United States: the Base U.S. Pension Plan and the Base U.S. Savings Plan.

1 DB SERP for Management Committee Members of Domtar As in effect on March 7, 2007, amended and restated on October 1, 2012, on July 30, 2013 and further on January 1st 2015

2.5	Base U.S. Pension Plan: the Domtar U.S. Salaried Pension Plan, as may be amended from time to time.

2.6	Base U.S. Savings Plan: the Domtar U.S. Salaried 401(k) Plan and the Domtar Personal Care 401(k) Plan, as may be amended from time to time.

2.7	Best Average Earnings: shall mean the highest annualized average Earnings of the Member during any 60 consecutive months of membership in the Base Plans during the 120 months of membership in the Base Plans prior to the date of Separation from Service. In the event that there are less than 60 consecutive months, Best Average Earnings shall be calculated by dividing the total Earnings of the Member during the period of membership in the Base Plans by the number of months during such period in respect of any part of which he shall have had Earnings and multiplying the result by 12.

For the purpose of this Section 2.7, for a Member employed both in Canada and in the United States, consecutive periods of membership under the Base Canadian Pension Plan, the Base U.S. Pension Plan and the Base U.S. Savings Plan, and any periods in which a Member is deemed to have Credited Service under Section 2.11, shall be deemed consecutive membership in the Base Plans. To the extent necessary, earnings shall be converted to the currency to be used for payment pursuant to Section 18.1 based on the average exchange rate for the year or shorter period earned.

For the purpose of this Section 2.7, bonuses are attributed to the month during which they are actually paid. Notwithstanding, should the timing of bonus payments differ from year to year, the number of bonus payments recognized shall not exceed the number of years included in the averaging period, as determined by the HR Committee. In addition, Earnings for a given month (other than bonuses) are deemed to be equal to the Earnings for the corresponding calendar year (other than bonuses) divided by the number of months of membership in the Base Plans during the said calendar year.

2.8	Board: the Board of Directors of Domtar Corporation.

2.9	Code: the U.S. Internal Revenue Code of 1986, as amended.

2.10	Company: means Domtar Corporation and any of its subsidiaries or affiliated companies.

2.11	Credited Service: shall mean the period of service with the Company, before the executive’s Separation from Service, that starts with the date the executive becomes a Member of the DB SERP and ends on the later of October 1, 2012 and the date the executive ceases to be a member of the DB SERP, as defined in Section 2.18, during which:

2 DB SERP for Management Committee Members of Domtar As in effect on March 7, 2007, amended and restated on October 1, 2012, on July 30, 2013 and further on January 1st 2015

a)	For a Member employed in Canada: the Member is accruing credited service under the DB Option of the Base Canadian Pension Plan or the Company is contributing on behalf of the Member under the DC Option of the Base Canadian Pension Plan, or would be contributing if it were not for the tax limits;

b)	For a Member employed in the United States: the Company is contributing on behalf of the Member under the Base U.S. Savings Plan, or would be contributing if it were not for applicable Code limits and assuming the Member elected to contribute to the Base U.S. Savings Plan.

c)	For a Member with periods of employment in both Canada and the United States: subject to Section 2.28, during the period the Member is employed in Canada, the Member is accruing credited service as provided in paragraph (a) of this Section 2.11 and, during the period the Member is employed in the United States, the Company is contributing on behalf of the Member as provided in paragraph (b) of this Section 2.11, provided that, unless Section 2.23(e) of the DC SERP for Designated Executives of Domtar applies to the Member for a particular calendar year during which such Member transitions from one country to another, the accruals or contributions, as applicable, at the commencement of the particular calendar year shall be deemed to continue in the same Base Plan for the remainder of the particular calendar year (or, if earlier, until a Separation from Service) without duplication and without a break in service other than as a result of a Separation from Service.

2.12	DC SERP: The DC SERP for Designated Executives of Domtar and the DC SERP for Designated Executives of Domtar Personal Care, as may be amended from time to time.

2.13	Deemed Account Balance:

a)	With respect to a defined contribution provision of the Base Plans, subject to Section 2.28, the account balance, for the same period as used to determine the Credited Service with reference to the applicable Base Plan, calculated on the following basis:

i)	Deemed contributions are determined assuming the Member has elected to contribute at the maximum rate allowed under the applicable Base Plans, with the matching of Company contributions in accordance with the respective Base Plans provisions;

ii)	Deemed credited interest is calculated on the Deemed Account Balance at the beginning of the calendar year and on the deemed Company contributions during the calendar year, assuming such deemed contributions, as applicable, are made in the middle of the year, at the same rate of return as credited under the DC SERP.

b)	With respect to the DC SERP, the actual notional account balance of the Member.

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2.14	Default: shall have the meaning given to it in the Trust Agreement.

2.15	Earnings: subject to Section 2.28,

a)	For a Member employed in Canada: Earnings as defined under the Base Canadian Pension Plan;

b)	For a Member employed in the United States: Compensation as defined under the Base U.S. Savings Plan;

With the exception that bonuses recognized in a) or b) above in a given year will not exceed the lesser of:

c)	The actual target bonus, as determined from time to time by the Company for the Member; and

d)	A target bonus of 50% of the previous year’s salary.

For the period of disability recognized pursuant to Section 12 of the DB SERP, Earnings are deemed to be equal to the Member’s salary rate on the day his disability begins.

2.16	HR Committee: the Human Resources Committee of the Board.

2.17	Management Committee: the Management Committee of the Company as appointed by the Board upon recommendation of the Chief Executive Officer of the Company.

2.18	Member:

a)	an executive of the Company from the date he is designated as a member of the Management Committee and who is entitled to benefits under the DB SERP; or

b)	any former members of the Management Committee as recommended by the Company’s Chief Executive Officer; or

c)	any other executive of the Company as recommended by the HR Committee.

Notwithstanding the above, a member of the Management Committee covered under a grandfathered SERP arrangement would not be a Member of the DB SERP. For convenience, a list of such members of the Management Committee covered under a grandfathered SERP arrangement as at March 7, 2007 is included in the Appendix.

4 DB SERP for Management Committee Members of Domtar As in effect on March 7, 2007, amended and restated on October 1, 2012, on July 30, 2013 and further on January 1st 2015

2.19	Normal Retirement Date: with respect to a Member, the first day of the month coinciding with or immediately following the Member’s sixty-fifth (65th) birthday.

2.20	Refundable Tax: shall have the meaning given to it in the Trust Agreement.

2.21	Section 409A: section 409A of the Code and the rules, regulations and guidance promulgated thereunder.

2.22	Separation from Service: occurs (or a Member Separates from Service) when

a)	For a U.S. Taxpayer: the Member ceases to be employed by the Company and all entities considered a single employer with the Company under Code Sections 414(b) and (c) as a result of the Member’s death, retirement, or other termination of employment. Whether a Separation from Service takes place is based on all the relevant facts and circumstances and determined in accordance with Section 409A.

b)	For a Member other than a U.S. Taxpayer: the Member ceases to be employed by the Company as a result of the Member’s death, retirement, or other termination of employment.

2.23	Trust Agreement: the agreement between the Company, a Trustee and the Member, as may be entered into in accordance with Section 14 of the DB SERP.

2.24	Trust Fund: shall have the meaning given to it in the Trust Agreement.

2.25	Trustee: the trustee party to the Trust Agreement.

2.26	U.S. Taxpayer: a Member who

a)	Is a U.S. citizen; or

b)	Is a foreign national/U.S. permanent resident (“green card” holder); or

c)	Is a foreign national who meets the “substantial physical presence” test during an applicable calendar year;

d)	Is a “dual status” individual and either

i)	Who declares that he is a U.S. Taxpayer (under (a), (b), or (c) above); or

ii)	Who the Company determines is a U.S. Taxpayer (under (a), (b), or (c) above);

5 DB SERP for Management Committee Members of Domtar As in effect on March 7, 2007, amended and restated on October 1, 2012, on July 30, 2013 and further on January 1st 2015

e)	Is subject to U.S. federal income tax under the terms of the Canada-United States Tax Convention (1980) and the Protocols in effect thereunder; or

f)	Whose benefits under this DB SERP are otherwise subject to taxation in the U.S.

Notwithstanding the foreign Member declaration of U.S. Taxpayer status, and unless proven otherwise, if the Company’s payroll, human resources, or other records indicate that the Member is a U.S. Taxpayer, then the member shall be deemed to be a U.S. Taxpayer for the purposes of the DB SERP.

2.27	For the purposes of the present document, the terms and expressions listed below shall have the meaning given to them in the Base Plans:

a)	Base Canadian Pension Plan:
•	Balanced Fund
•	DB Option
•	DC Option

b)	Base U.S. Savings Plan
•	Balanced Index Fund

2.28	For the purposes of the present document:

a)	if a Member has periods of employment in both Canada and the United States, then, except as expressly provided otherwise, the provisions of the present document with respect to Members employed in Canada shall apply with respect to such periods as the Member is employed in Canada and the provisions of the present document with respect to Members employed in the United States shall apply with respect to such periods as the Member is employed in the United States;

b)	a Member shall be considered to be employed in the country of the Member’s primary payroll location unless the Member and the Company agree otherwise;

c)	in no event shall a Member be deemed to be employed in two locations simultaneously; and

d)	unless Section 2.23e) of the DC SERP for Designated Executives of Domtar applies to a Member for the applicable calendar year, deemed Member contributions and deemed Company contributions shall be deemed to be made to only one country’s Base Plans in a single calendar year, with the deemed contributions based on the Base Plans of the country of the Member’s primary payroll location at the commencement of the applicable calendar year.

6 DB SERP for Management Committee Members of Domtar As in effect on March 7, 2007, amended and restated on October 1, 2012, on July 30, 2013 and further on January 1st 2015

3.	Normal Retirement

A Member who Separates from Service, for a reason other than death, on or beyond his Normal Retirement Date, shall receive from the Company, in accordance with the DB SERP, a monthly pension of one twelfth of the excess of (a) over (b) below:

a)	His Accrued Pension, determined on his date of Separation from Service;

b)	With respect to the same years of service recognized as Credited Service under the DB SERP, the sum of the annual amount of the lifetime pension to which the Member is entitled on his date of Separation from Service in accordance with:

i)	For a Member employed in Canada: the DB Option and/or the DC Option of the Base Canadian Pension Plan and the DC SERP. For the purposes of this paragraph, the annual amount of lifetime pension to which the Member is entitled under the DC Option of the Base Canadian Pension Plan and under the DC SERP is equal to the Actuarial Equivalent of the Deemed Account Balance of the Member in each of these plans;

ii)	For a Member employed in the United States: the Base U.S. Pension Plan, the Base U.S. Savings Plan and the DC SERP. For the purposes of this paragraph, the annual amount of pension to which the Member is entitled under the Base U.S. Savings Plan and under the DC SERP is equal to the Actuarial Equivalent of the Deemed Account Balance of the Member in each of these plans.

iii)	For a Member with periods of employment in both Canada and the United States, subject to Section 2.28, with respect to periods the Member was employed in Canada, the amount determined in accordance with clause (i) of this paragraph (b), plus, with respect to the periods the Member was employed in the United States, the amount determined in accordance with clause (ii) of this paragraph (b), provided that, unless Section 2.23e) of the DC SERP for Designated Executives of Domtar applies to such Member in the applicable year, with respect to a calendar year in which the Member transitioned from one country to another, whichever of clause (i) or (ii) applies at the beginning of such calendar year shall apply for the remainder of such calendar year. The amount determined in accordance with either clause (i) or clause (ii) of this paragraph (b) which is in a currency other than the currency used for payment shall be converted to the currency to be used for payment using the exchange rate at the date of Separation from Service.

For the purposes of this paragraph (b), any amount of pension shall be determined disregarding any credit splitting resulting from a marriage breakdown.

7 DB SERP for Management Committee Members of Domtar As in effect on March 7, 2007, amended and restated on October 1, 2012, on July 30, 2013 and further on January 1st 2015

Notwithstanding anything in this Section 3 to the contrary, any pension provided to a U.S. Taxpayer pursuant to this DB SERP, except as otherwise provided in Section 10, shall be paid in accordance with Section 9.3.

4.	Early Retirement

A Member who Separates from Service, for a reason other than death after completing two (2) years of service as a Member, or as a member of the Management Committee if earlier, before his Normal Retirement Date but on or after age 55, shall receive from the Company, in accordance with the DB SERP, a monthly pension determined as in Section 3 above, except that the Accrued Pension determined in accordance with paragraph (a) of Section 3 shall be reduced by one half of one percent (0.5%) for each calendar month his early retirement date precedes the date of his sixty second (62nd) birthday.

Notwithstanding anything in this Section 4 to the contrary, any pension provided to a U.S. Taxpayer pursuant to this DB SERP, except as otherwise provided in Section 10, shall be paid in accordance with Section 9.3.

5.	Deferral of Early Retirement Pension

A Member, other than a U.S. Taxpayer, who Separates from Service, for a reason other than death, before his Normal Retirement Date but on or after age 55 and who is entitled to a pension from the DB SERP under Section 4 above, may elect to defer the commencement of this pension until the first day of any calendar month preceding or coinciding with his Normal Retirement Date.

In such event, the amount of pension to which he is entitled in accordance with the DB SERP shall be calculated as provided in Sections 3 and 4, adjusted to reflect the pension commencement date in the applicable calculations.

For more certainty, this Section 5 does not apply to a U.S. Taxpayer.

6.	Non-Vested Termination of Employment

A Member who Separates from Service, for a reason other than death, before completing two (2) years of service as a Member, or as a member of the Management Committee if earlier, is not entitled to any benefit under the DB SERP.

7.	Vested Termination

7.1	A Member who Separates from Service, for a reason other than death, after completing two (2) years of service as a Member, or as a member of the Management Committee if earlier, shall receive from the Company, in accordance with the DB SERP, a monthly pension determined as in Section 3 above, payable from his Normal Retirement Date.

8 DB SERP for Management Committee Members of Domtar As in effect on March 7, 2007, amended and restated on October 1, 2012, on July 30, 2013 and further on January 1st 2015

Any increase in pension under the DB Option of the Base Canadian Pension Plan after Separation from Service and before payments commence shall have no impact on the pension payable from the DB SERP.

7.2	If the Member elects to receive the pension to which he is entitled in accordance with the Base Plans before his Normal Retirement Date, he will be assumed to have elected the same option for the pension due in accordance with Section 7.1 of the DB SERP. In this event, the pension due in accordance with the DB SERP shall be the Actuarial Equivalent of the pension payable from his Normal Retirement Date and shall commence on the same date as will the pension due in accordance with the Base Plans.

7.3	Upon his Separation from Service prior to age 55, instead of the pension described in paragraphs 7.1 and 7.2 above, the Member may elect to receive a single lump sum payment equal to the Actuarial Equivalent of the pension described in paragraph 7.1 above.

7.4	Notwithstanding anything to the contrary in this Section 7, a U.S. Taxpayer is only entitled to the single lump sum payment described in paragraph 7.3. For a U.S. Taxpayer, such payment shall be made in accordance with the provisions of Section 9.3. For more certainty, a U.S. Taxpayer is not entitled to the monthly pension payments described in paragraphs 7.1 and 7.2 and paragraph 9.1.

8.	Normal Form of Pension

Subject to paragraphs 7.4 and 9.3 for a U.S. Taxpayer, the normal form of pension payable under the DB SERP shall consist of monthly benefits payable in equal amounts starting on the first day of the month in which the Member commences retirement, and on the first day of every subsequent month for the life of the Member. If the Member dies before 60 monthly payments have been made, payments under the DB SERP shall continue to his estate until 60 monthly payments have been made.

For the purposes of Sections 3, 4, 5 and 7 of the DB SERP, the pension amount due in accordance with the Base Plans and the DC SERP shall be that which corresponds to the normal form of pension of the DB SERP and shall exclude the additional pension resulting from excess contributions of the Base Plans, if any.

9.	Optional Forms of Pension

9.1	The same optional forms of payment as under the DB Option of the Base Canadian Pension Plan are offered to a Member, other than a U.S. Taxpayer, who Separates from Service on or after age 55, in accordance with the DB SERP.

In this event, the payment of the pension due in accordance with the DB SERP shall be the Actuarial Equivalent of the pension under the normal form of payment

9 DB SERP for Management Committee Members of Domtar As in effect on March 7, 2007, amended and restated on October 1, 2012, on July 30, 2013 and further on January 1st 2015 described in Section 8. However, if the Member elects a form of pension under the DB Option of the Base Canadian Pension Plan that has an Actuarial Equivalent value greater than the Actuarial Equivalent value of the pension under the normal form of payment under the DB SERP, the DB SERP pension shall be reduced by the Actuarial Equivalent of such additional value under the Base Canadian Pension Plan.

9.2	Notwithstanding paragraph 9.1 above, with the consent of the HR Committee, instead of the pension described in Section 8 or in paragraph 9.1 above, the Member may elect to receive a single lump sum payment. For the purposes of this paragraph, the lump sum payment to which the Member is entitled is equal to the Actuarial Equivalent of the pension payable under the normal form of payment described in Section 8 above.

9.3	Notwithstanding anything to the contrary in Section 8 or in paragraphs 9.1 or 9.2 above, a U.S. Taxpayer is only entitled to the single lump sum benefit described in paragraphs 7.4 and 9.2 above. For a U.S. Taxpayer, such payment shall be made within 90 days following the six (6) month anniversary of the date of Separation from Service and on the same day that benefits under the DC SERP are paid to the U.S. Taxpayer. For more certainty, a U.S. Taxpayer is not entitled to the monthly pension payments described in Sections 3, 4 and 5, paragraphs 7.1, and 7.2, Section 8 and paragraph 9.1 or elect any other time or form of payment. The time of payment of benefits to U.S. Taxpayers under the DB SERP shall be the same as under this DC SERP.

10.	Death Before Commencement of Pension Payments

If a Member Separates from Service by reason of death before the commencement of his pension payments, his estate shall receive a single lump sum payment equal to the Actuarial Equivalent of the benefits to which he would have been entitled under the DB SERP had he Separated from Service for a reason other than death on the day of his death. Any such payment shall be made within 90 days of the date of the Member’s death.

11.	Death After Commencement of Pension Payments

If a Member, other than a U.S. Taxpayer, dies after payment of his pension, determined in accordance with Articles 3, 4, 5 or paragraph 7.1 or 7.2, as applicable, has commenced, the death benefits shall be determined in accordance with the normal form of payment as described in Section 8, or the optional form of payment selected pursuant to paragraph 9.1, as applicable.

12.	Disability

Despite the definition of Credited Service in Section 2.11 of the DB SERP, a Member who is considered disabled under the Base Plans, and who continues, on that basis, to accrue credited service, pension credits, or company contributions under such Base Plans, as the

10 DB SERP for Management Committee Members of Domtar As in effect on March 7, 2007, amended and restated on October 1, 2012, on July 30, 2013 and further on January 1st 2015 case may be, shall continue to accrue Credited Service for the purposes of the DB SERP while disabled, but only if the Member became so disabled while a member of the Management Committee.

Benefits will only be paid from the DB SERP upon the Member’s actual Separation from Service, as described in Sections 3, 4, 5, 6 or 7 and, in the case of a U.S. Taxpayer, 9.3 above, as applicable.

For the purposes of Section 14 of the DB SERP, a disabled Member, other than a U.S. Taxpayer, who became disabled while a member of the Management Committee is deemed to be a member of the Management Committee until the date of his Separation from Service. Provided he is at least age 55 upon Separation from Service, the DB SERP benefits of such a disabled Member will start to be funded in accordance with Section 14 from the earlier of his Separation from Service and his attainment of age 60.

13.	Administration

The HR Committee is responsible for the administration of the DB SERP, the supervision of its application and the interpretation of its provisions. With respect to Members who are not U.S. Taxpayers, the HR Committee may, at its discretion, approve other settlement options of benefits payable under this Plan.

14.	Funding

This Section 14 does not apply to U.S. Taxpayers.

14.1	Funding from age 60 onward

Within 12 months of the date a Member, other than a U.S. Taxpayer, turns 60, and provided he is a member of the Management Committee on that date, the Company shall fund the benefits payable under the DB SERP by means of the Trust Fund contemplated in the Trust Agreement. At that point, the DB SERP shall become a retirement compensation arrangement within the meaning of the Income Tax Act.

The Company may, at its discretion, fund a Member’s benefit in a Trust Fund in which the Member is the only beneficiary or in a Trust Fund that includes multiple Members as beneficiaries.

Funding shall be effected by amortizing, over a five (5) year period, the cost of the benefits of the DB SERP for participation prior to age 60 and by paying, annually, the current service cost. The Base Canadian Pension Plan’s actuary will determine the payments on account of amortization and current service using the actuarial assumptions and methods described in the Trust Agreement.

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The Member’s interest in the assets held under the Trust Agreement will vest only if:

a)	he dies in active service after age 60;

b)	he retires on or after the Normal Retirement Date and is a member of the Management Committee at the time of his retirement; or

c)	he is terminated by the Company within 12 months of a change of control of the Company as defined in the Trust Agreement.

The Trustee shall pay the benefits under the DB SERP to the Member from that point onward unless the Company notifies the Trustee that it intends to pay the benefits directly. Any amount remaining in the Trust Fund after all benefits required to be paid by the DB SERP have been paid, including any refundable tax balance, shall be returned to the Company. Any surplus assets in the Trust Fund, based on the last filed actuarial report, may be returned to the Company while the Trust Fund continues to exist. If the Member Separates from Service or ceases to be a member of the Management Committee prior to the Normal Retirement Date and the Trust Fund is intended to provide benefits in respect of only the applicable Member, the Trust Fund, including refundable tax, shall be returned to the Company and the Trust Agreement shall terminate.

14.2	Letters of Credit

(a)	The Company may satisfy all or part of its obligation to make contributions under the Trust Agreement by arranging for the issuance of a new Letter of Credit, or the renewal of an existing Letter of Credit, in accordance with this Section 14.2, before the date the payment is otherwise due in accordance with the Trust Agreement.

(b)	Where the Company has arranged for and caused the issuance or renewal of a Letter of Credit in accordance with this Section 14.2, the Company shall be relieved of the obligation to contribute, in accordance with the Trust Agreement, an amount equal to the face amount of the Letter of Credit.

(c)	Where the Company wishes a Letter of Credit to be issued or renewed in accordance with this Section 14.2, it shall arrange with the issuer thereof to issue or renew, as the case may be, the Letter of Credit in the name of the Trustee, to be held by the Trustee as part of the Trust Fund.

(d)	To secure the issuance or renewal of a Letter of Credit, the Company shall contribute to the Trust Fund the amount that, after withholding and payment of the Refundable Tax therefrom, is required by the issuer of the Letter of Credit for the issuance or renewal of the Letter of Credit, as the case may be.

(e)	On or before the Renewal Date of a particular Letter of Credit held by the Trustee, the Company shall either:

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(i)	cause the issuer of the particular Letter of Credit to renew it on the same terms and conditions as applied before the renewal;
(ii)	substitute for the particular Letter of Credit another Letter of Credit on the same terms and conditions as the particular Letter of Credit; or
(iii)	contribute to the Trust Fund the face amount of the Letter of Credit or such other amount required in accordance with the last actuarial valuation report.

(f)	Where the Company does not comply with paragraph (e) of this Section 14.2 or where there occurs a Default, the Trustee shall forthwith demand payment under the Letter of Credit.

(g)	In this Section 14.2,

“Letter of Credit” means an irrevocable, standby, unsecured letter of credit obtained from a Schedule 1 Canadian Bank or other lender with a term of one year which names the Trustee as beneficiary permitted to draw down (an amount up to the face amount) on the Letter of Credit on the occurrence of a Default or a failure by the Company to comply with paragraph (e) of this Section 14.3, and which shall require the issuing bank or lender to withhold and remit to the Receiver General the appropriate amount of Refundable Tax (provided that, notwithstanding the foregoing, the first Letter of Credit issued in connection with this DB SERP may have a term of less than one year);

“Renewal Date”, in relation to a Letter of Credit, means the date that is thirty (30) days before the Letter of Credit is to expire.

14.3	Company’s responsibility

For more certainty, in the event that, for whatever reason, the assets of the Trust Fund are insufficient to pay for the benefits payable under the DB SERP as and when they become due, notwithstanding any other provision of this Section 14, the Company shall remain responsible for the payment of such benefits.

15.	Non-Alienation of Benefits

No benefit payable under the provisions of the DB SERP shall be in any manner capable of anticipation, surrender, commutation, alienation, sale, transfer, assignment, pledge, encumbrance or charge; nor shall any such benefit be in any manner subject to the debts, contracts, liabilities, engagements or torts of the person entitled to such benefit, except as specifically provided in any applicable legislation.

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16.	Conflicts or Inconsistencies

In the event of any conflict or inconsistency between the provisions of the DB SERP and the provisions of the Base Plans, the provisions of the DB SERP shall prevail.

17.	Amendments

The Company reserves the right to amend or terminate the DB SERP at any time. Subject to Section 18.6, no amendment or termination shall adversely affect any benefits that have accrued up to the effective date of such change, based on Earnings, Credited Service, Base Plans and DC SERP accrued benefits up to that date, which effective date shall not precede the date on which the change is communicated to the Member. Notwithstanding the foregoing, any amendment to this DB SERP which is the result of a change to the Base Plans shall take effect as of the same date as applicable in respect of the amendment to the Base Plans.

18.	General Provisions

18.1	Currency

Notwithstanding anything to the contrary herein, all payments under the DB SERP shall be in Canadian currency for Members employed in Canada, and in U.S. currency for Members employed in the United States, in each case as of the last date of employment with the Company.

18.2	Withholding and reporting

All payments under the DB SERP are expressed on a pre-tax basis and shall be subject to applicable withholding tax and reporting pursuant to applicable legislation.

18.3	Interpretation

The DB SERP shall be interpreted, with respect to a Member, in accordance with the laws of the same jurisdiction as applicable for purposes of the Member’s employment agreement with the Company, which is in force at the relevant time, or in the absence of an employment agreement, with the law of the Province of Québec for a Member employed in Canada, and with the law of the State of South Carolina for a Member employed in the United States.

18.4	Entire Agreement

Except to the extent expressly contemplated by the HR Committee at the time of adoption of the DB SERP, the DB SERP supersedes and replaces any and all prior plans, agreements, arrangements or understandings between the Company and the Member regarding any retirement benefits to be provided to the Member in excess of those that may be payable in accordance with the provisions of the Base Plans and of the DC SERP.

14 DB SERP for Management Committee Members of Domtar As in effect on March 7, 2007, amended and restated on October 1, 2012, on July 30, 2013 and further on January 1st 2015

18.5	Severability

Should any of the provisions of the DB SERP and/or conditions be illegal or not enforceable, it or they shall be considered severable and the DB SERP and the remaining conditions shall remain in full force and effect and be binding upon the parties as though the said provision or provisions had never been included.

18.6	Enurement

The DB SERP shall enure to the benefit of and be binding upon the respective successors of the parties hereto, and the heirs, administrators and legal representatives of the Member.

18.7	Section 409A

Neither the Company nor any of its directors, officers or employees shall have any liability to a Member in the event Section 409A applies to any benefit paid or provided pursuant to the DB SERP in a manner that results in adverse tax consequences for the Member or any of his or her beneficiaries or transferees. The HR Committee may unilaterally amend, modify or terminate any benefit provided under the DB SERP if it determines, in its sole discretion, that such amendment, modification or termination is necessary or advisable to comply with applicable U.S. law as a result of changes in law or regulation or to avoid the imposition of an additional tax, interest or penalty under Section 409A.

15 DB SERP for Management Committee Members of Domtar As in effect on March 7, 2007, amended and restated on October 1, 2012, on July 30, 2013 and further on January 1st 2015

APPENDIX

Members of the Management Committee covered under a grandfathered SERP arrangement as at March 7, 2007

Steven Barker

Roger Brear

James Lenhoff

Gilles Pharand

Raymond Royer

16 DB SERP for Management Committee Members of Domtar As in effect on March 7, 2007, amended and restated on October 1, 2012, on July 30, 2013 and further on January 1st 2015